COMMON STOCK
                         ALLIANCE ENTERTAINMENT CORP.
NUMBER                                                                  SHARES
AE           INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE
                                CUSIP 018593 10 3
                      SEE REVERSE FOR CERTAIN DEFINITIONS

           This
           certifies
           that

           is the owner of

FULLY PAID AND NON-ASSESSABLE SHARES OF THE COMMON STOCK, PAR VALUE $.0001 PER
                   SHARE, OF

     Alliance Entertainment Corp. (hereinafter called the "Corporation"), transferable upon the books of the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of this certificate properly endorsed. This certificate and the shares represented hereby are issued under and shall be subject to all the provisions of the Certificate of Incorporation and By-Laws of the Corporation (copies of which are on file at the office of the Transfer Agent and Registrar of the Corporation), to all of which the holder by acceptance hereof assents.

     This certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar. Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers. Dated:

COUNTERSIGNED AND REGISTERED
         AMERICAN STOCK TRANSFER & TRUST COMPANY
                  (NEW YORK, NY)                     TRANSFER AGENT
                                                     AND REGISTRAR

By                            Christopher J. Joyce        Alvin Teller
   Authorized Officer         Assistant Secretary       Chairman Of The Board

                     ALLIANCE ENTERTAINMENT CORP.

         The Corporation will furnish without charge to each stockholder who so requests, a statement of the powers, designations, preferences and relative, participating, optional, or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

         The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM-as tenants in common         UNIF GIFT MIN ACT-.......Custodian.........
TEN ENT-as tenants by the entireties                   (Cust)          (Minor)
JT TEN-as joint tenants with right of           under Uniform Gifts to Minors
       survivorship and not as tenants          Act......................
       in common                                        (State)

Additional  abbreviations  may also be used  though not in the above list.

         For  value  received   ____________________  hereby  sell,  assign  and
         transfer unto PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

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 (PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

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   __________________________________________________________   shares  of
   the capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint _________________________________
   Attorney  to transfer  the said stock on the books of the within  named
   Corporation   with  full  power  of   substitution   in  the  premises.
   Dated_____________________________


         -----------------------------------------------------
NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPONDE WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER